McGladrey & Pullen
Certified Public Accountants
Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 of QCR Holdings, Inc. of our reports dated March 6, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting. We also consent to the reference to our firm under the caption “experts” in such prospectus.
/s/ McGladrey & Pullen, LLP
Davenport, Iowa
March 6, 2009
McGladrey & Pullen, LLP is a member firm of RSM International –
an affiliation of separate and independent legal entities.